Exhibit 99
Carrier Reports 2025 Results and Announces 2026 Outlook

Fourth Quarter 2025 Results
•Net sales down 6%; organic sales down 9%
•GAAP EPS from continuing operations of $0.03 and adjusted EPS of $0.34
•Net cash flows from operating activities were $1,040 million and free cash flow was $909 million

Full Year 2025 Results
•Sales of $21.75 billion, down 3% compared to 2024, organic sales down 1%
•Global commercial HVAC1 and aftermarket1 up double-digits
•GAAP EPS from continuing operations of $1.69 and adjusted EPS of $2.59
•Operating margin of 10.0% and adjusted operating margin of 15.1%
•Returned ~$3.7 billion to shareholders, including ~$0.8 billion in dividends and ~$2.9 billion in share repurchases

PALM BEACH GARDENS, Fla., February 5, 2026 – Carrier Global Corporation (NYSE:CARR), global leader in intelligent climate and energy solutions, today reported financial results for the fourth quarter and full year of 2025.
“We continue to drive outsized growth in commercial HVAC1 with Q4 orders up nearly 50% driven by key data center wins and are well positioned to drive our sixth consecutive year of double-digit growth in this business in 2026. Our aftermarket1 playbook also continues to yield results, reflected in our fifth consecutive year of double-digit growth. We continue to control the controllables, reducing discretionary costs and building backlog in our long-cycle businesses to mitigate residential market challenges," said Carrier Chairman & CEO David Gitlin.

1 Excludes NORESCO

Fourth Quarter 2025 Results
Total Company

	(Unaudited)
	Three Months Ended December 31
(In millions)	2025	2024	Change
Net sales	$4,837	$5,148	(6)%
Organic sales	(9)%

Operating profit	$101	$774	(87)%
Operating margin	2.1%	15.0%	(1,290) bps
Adjusted operating profit	$455	$678	(33)%
Adjusted operating margin	9.4%	13.2%	(380) bps

Diluted earnings per share:
Continuing operations	$0.03	$(0.05)	(160)%
Continuing operations - Adjusted	$0.34	$0.54	(37)%

Carrier’s fourth quarter sales of $4.8 billion decreased 6% versus the prior year, with organic sales down 9%, partially offset by a 3% tailwind from foreign currency translation.
GAAP operating profit of $101 million in the quarter declined 87% from last year reflecting the prior year gain from the sale of our commercial refrigeration business, weaker residential end-markets and distributor destocking in the Americas. This was partially offset by the continued strength in our global commercial HVAC and aftermarket businesses and operating efficiencies.
Adjusted operating profit of $455 million was down 33% primarily due to lower volume in our Climate Solutions Americas residential business, partially offset by profit growth in Climate Solutions Europe and Climate Solutions Transportation. Net earnings from continued operations were $28 million and adjusted net earnings from continuing operations were $285 million. GAAP EPS from continuing operations was $0.03 and adjusted EPS was $0.34. The declines versus the prior year were primarily driven by lower operating profit, partially offset by the benefit of a lower share count.

Climate Solutions Americas (CSA)

	(Unaudited)
	Three Months Ended December 31,
(In millions)	2025	2024	Change
Net sales	$1,935	$2,341	(17)%
Organic sales	(17)%

Segment operating profit	$168	$435	(61)%
Segment operating margin	8.7%	18.6%	(990) bps

CSA segment sales declined 17%. Organic sales were down 17% with continued strength in Commercial1, up double digits, more than offset by lower volumes in Residential, down 38%, and Light Commercial down 20%.
Segment operating margin declined 10 points, reflecting the significant volume decline in the Residential and Light Commercial businesses.

Climate Solutions Europe (CSE)

	(Unaudited)
	Three Months Ended December 31,
(In millions)	2025	2024	Change
Net sales	$1,332	$1,252	6%
Organic sales	(2)%

Segment operating profit	$120	$80	50%
Segment operating margin	9.0%	6.4%	260 bps

CSE segment sales increased 6%. Organic sales were down 2% with Commercial up mid-single digits and Residential and Light Commercial down mid-single digits.
Segment operating margin increased over 250 basis points driven by strong productivity, including cost synergies, partially offset by lower organic sales and mix.

1 Excludes NORESCO

Climate Solutions Asia Pacific, Middle East & Africa (CSAME)

	(Unaudited)
	Three Months Ended December 31,
(In millions)	2025	2024	Change
Net sales	$798	$874	(9)%
Organic sales	(9)%

Segment operating profit	$95	$95	—%
Segment operating margin	11.9%	10.9%	100 bps

CSAME segment sales declined 9%. Organic sales were down 9% mainly driven by Residential and Light Commercial (RLC) in China, partially offset by modest growth in the rest of Asia.
Segment operating margin increased 100 basis points driven by strong productivity partially offset by lower sales.

Climate Solutions Transportation (CST)

	(Unaudited)
	Three Months Ended December 31,
(In millions)	2025	2024	Change
Net sales	$772	$681	13%
Organic sales	10%

Segment operating profit	$112	$97	15%
Segment operating margin	14.5%	14.2%	30 bps

CST sales increased 13%. Organic sales increased 10% with nearly 50% growth in Container and Global Truck and Trailer flat.
Segment operating margin increased 30 basis points largely due to organic growth and productivity, offset by business mix.

Cash Flow

	(Unaudited)		(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2025	2024	2025	2024
Net cash flows provided by operating activities	$1,040	$132	$2,513	$563
Less: Capital expenditures - continuing operations	(131)	(217)	(392)	(519)
Less: Capital expenditures - discontinued operations	—	(4)	—	(14)
Free cash flow	$909	$(89)	$2,121	$30

Net cash flows generated from operating activities were $1,040 million and capital expenditures were $131 million, resulting in free cash flow of $909 million.

Full-Year 2026 Guidance
Carrier expects continued double-digit growth in global commercial HVAC1 and aftermarket1 with continued weakness in our Residential and Light Commercial businesses, particularly in the Americas. The full year guidance assumes the divestiture of Riello to conclude by the end of 1Q 20262, reflecting a year-over-year headwind of ~$350 million sales and ~$0.03 adjusted EPS.
•Flat to low-single-digit organic* growth; Reported sales flat to up LSD
•Adjusted operating profit* of ~$3.4 billion
•Adjusted EPS* of ~$2.80
•Free cash flow* of ~$2 billion
•~$1.5 billion in share repurchases

1 Excludes NORESCO
2 The closure of Riello is subject to regulatory approvals

2026 Guidance
Sales	~$22 billion ~$350 million revenue headwind from Riello exit Organic* flat to up LSD FX 1% Net, Acquisitions / Divestitures (1%)
Adjusted Operating Profit*	~$3.4 billion
Adjusted EPS*	~$2.80
Free Cash Flow*	~$2 billion

*Note: When the company provides expectations for organic sales, adjusted operating profit, adjusted operating margin, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

Conference Call
Carrier will host a webcast of its earnings conference call today, Thursday, February 5, 2026, at 7:30 a.m. ET. To access the webcast, visit the Events & Presentations section of the Carrier Investor Relations site at ir.carrier.com/news-and-events/events-and-presentations. For alternative dial-in information, please contact Carrier investor relations at InvestorRelations@Carrier.com.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases including the recent increase in Carrier's share repurchase authorization, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, cost optimization actions, market conditions including with respect to residential end-markets, data center and otherwise, growth prospects for 2026 and beyond, pending dispositions, Carrier's guidance for full-year 2026, future revenues including relating to digitally-enabled products, Carrier's plans with respect to our indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation, those described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent reports that we file with the SEC: the effect of economic conditions in the industries and markets in which Carrier and our businesses operate in the U.S. and globally and any changes therein, including financial market conditions, inflationary cost pressures, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues, natural disasters and the financial condition of our customers and suppliers; challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; future levels of capital spending and research and development spending; future availability of credit and factors that may affect such availability, including credit market conditions and Carrier's capital structure and credit ratings; the timing and scope of future repurchases of Carrier's common stock, including market conditions and the level of other investing activities and uses of cash; delays and disruption in the delivery of materials and services from suppliers; cost reduction efforts and restructuring costs and savings and other consequences thereof; new business and investment opportunities; the outcome of legal proceedings, investigations and other contingencies; the impact of pension plan assumptions on future cash contributions and earnings; the impact of the negotiation of collective bargaining agreements and labor disputes; the effect of changes in political conditions in the U.S. and other countries in which Carrier and our businesses operate, including the effect of ongoing uncertainty and/or changes in U.S. trade policies, on general market conditions, global trade policies, the imposition of tariffs, and currency exchange rates in the near term and beyond; the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we and our businesses operate; the ability of Carrier to retain and hire key personnel; the scope, nature, impact or timing of acquisition and divestiture activity, such as our portfolio transformation transactions, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; a determination by the IRS and other tax authorities that the distribution of Carrier from RTX Corporation (f/k/a United Technologies Corporation) or certain related transactions should be treated as taxable transactions; and risks associated with current and future indebtedness, as well as our ability to reduce indebtedness and the timing thereof. The forward-looking statements speak only as of the date of this communication. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.

About Carrier

Carrier Global Corporation, global leader in intelligent climate and energy solutions, is committed to creating innovations that bring comfort, safety and sustainability to life. Through cutting-edge advancements in climate solutions such as temperature control, air quality and transportation, we improve lives, empower critical industries and ensure the safe transport of food, life-saving medicines and more. Since inventing modern air conditioning in 1902, we lead with purpose: enhancing the lives we live and the world we share. We continue to lead because of our world-class, inclusive workforce that puts the customer at the center of everything we do. For more information, visit www.carrier.com or follow Carrier on social media at @Carrier.

Contact:
Investor Relations
Michael Rednor
561-365-2020
Investor.Relations@Carrier.com

Media Inquiries
Rob Six
561-365-2020
Robert.Six@Carrier.com

SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS

Following are tables that present selected financial data of Carrier Global Corporation ("Carrier").

As a result of Carrier's portfolio transformation, Carrier revised its reportable segments during the first quarter of 2025 to better reflect its business strategy, align its management reporting and increase transparency for investors. In connection with the revised structure, the Chief Operating Decision Maker changed the measure used to evaluate segment profitability from Operating profit to Segment operating profit. It represents operating profit (a measure prepared in accordance with accounting principles generally accepted in the United States ("GAAP")) adjusted to exclude restructuring costs, amortization of acquired intangible assets and other significant items of a nonoperational nature. All prior period comparative information has been recast to reflect the revised segment structure.

Use and Definitions of Non-GAAP Financial Measures

Carrier reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted operating profit, adjusted operating margin, adjusted earnings per share (“EPS”), adjusted effective tax rate and net debt are non-GAAP financial measures and are associated with Carrier's continuing operations unless specifically noted.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a nonoperational nature (hereinafter referred to as “other significant items”). Adjusted operating profit represents consolidated operating profit (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted operating margin represents adjusted operating profit as a percentage of consolidated net sales (a GAAP measure). Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Net debt represents long-term debt (a GAAP measure) less cash and cash equivalents (a GAAP measure).

Free cash flow is a non-GAAP financial measure that represents net cash flows provided by continuing operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Carrier’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of Carrier's common stock and distribution of earnings to shareowners. Orders are contractual commitments with customers to provide specified goods or services for an agreed upon price and may not be subject to penalty if cancelled.

When Carrier provides our expectations for organic sales, adjusted operating profit (including on a segment basis), adjusted operating margin (including on a segment basis), adjusted effective tax rate, adjusted EPS, free cash flor, and interest expense, net on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Carrier Global Corporation
Consolidated Statement of Operations

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2025	2024	2025	2024
Net sales
Product sales	$4,138	$4,530	$19,173	$19,990
Service sales	699	618	2,574	2,496
Total Net sales	4,837	5,148	21,747	22,486
Costs and expenses
Cost of products sold	(3,351)	(3,335)	(14,232)	(14,580)
Cost of services sold	(525)	(469)	(1,891)	(1,925)
Research and development	(160)	(162)	(625)	(686)
Selling, general and administrative	(747)	(803)	(3,092)	(3,197)
Total Costs and expenses	(4,783)	(4,769)	(19,840)	(20,388)
Equity method investment net earnings	47	44	229	231
Other income (expense), net	—	351	36	317
Operating profit	101	774	2,172	2,646
Non-service pension benefit (expense)	(2)	—	(10)	(1)
Interest (expense) income, net	(94)	(81)	(364)	(371)
Earnings before income taxes	5	693	1,798	2,274
Income tax (expense) benefit	32	(723)	(240)	(1,062)
Earnings from continuing operations	37	(30)	1,558	1,212
Discontinued operations, net of tax	25	2,599	29	4,496
Net earnings (loss)	62	2,569	1,587	5,708
Less: Non-controlling interest in subsidiaries'	9	18	103	104
Net earnings (loss) attributable to common shareowners	$53	$2,551	$1,484	$5,604
Amounts attributable to common shareowners:
Continuing operations	$28	$(48)	$1,455	$1,108
Discontinued operations	25	2,599	29	4,496
Net earnings (loss) attributable to common shareowners	$53	$2,551	$1,484	$5,604
Earnings per share
Basic:
Continuing operations	$0.03	$(0.05)	$1.71	$1.23
Discontinued operations	0.03	2.92	0.03	5.01
Net earnings (loss)	$0.06	$2.87	$1.74	$6.24
Diluted:
Continuing operations	$0.03	$(0.05)	$1.69	$1.22
Discontinued operations	0.03	2.87	0.03	4.93
Net earnings (loss)	$0.06	$2.82	$1.72	$6.15
Weighted-average number of shares outstanding
Basic	839.2	890.1	852.4	898.2
Diluted	846.7	903.4	862.4	911.7

Carrier Global Corporation
Consolidated Balance Sheet

	(Unaudited)
	As of December 31,
(In millions)	2025	2024
Assets
Cash and cash equivalents	$1,555	$3,969
Accounts receivable, net	2,639	2,651
Inventories, net	2,483	2,299
Assets held for sale	592	—
Other assets, current	1,264	972
Total current assets	8,533	9,891
Future income tax benefits	1,074	1,131
Fixed assets, net	3,165	2,999
Operating lease right-of-use assets	546	554
Intangible assets, net	6,326	6,432
Goodwill	15,501	14,601
Pension and post-retirement assets	56	43
Equity method investments	1,321	1,194
Other assets	668	558
Total Assets	$37,190	$37,403
Liabilities and Equity
Accounts payable	$2,702	$2,458
Accrued liabilities	3,774	4,098
Liabilities held for sale	170	—
Short-term borrowings and current portion of long-term debt	468	1,336
Total current liabilities	7,114	7,892
Long-term debt	11,365	11,026
Future pension and post-retirement obligations	192	214
Future income tax obligations	1,833	2,015
Operating lease liabilities	418	432
Other long-term liabilities	2,140	1,429
Total Liabilities	23,062	23,008

Equity
Common stock, par value $0.01; 4,000,000,000 shares authorized; 950,633,287 and 948,068,772 shares issued; 836,141,122 and 878,337,677 outstanding as of December 31, 2025 and 2024, respectively	10	9
Treasury stock	(6,795)	(3,915)
Additional paid-in capital	8,665	8,610
Retained earnings	12,193	11,483
Accumulated other comprehensive loss	(269)	(2,106)
Non-controlling interest	324	314
Total Equity	14,128	14,395
Total Liabilities and Equity	$37,190	$37,403

Carrier Global Corporation
Consolidated Statement of Cash Flows

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2025	2024	2025	2024
Operating Activities
Net earnings (loss)	$62	$2,569	$1,587	$5,708
Discontinued operations, net of tax	(25)	(2,599)	(29)	(4,496)
Adjustments for non-cash items, net:
Depreciation and amortization	329	318	1,274	1,232
Deferred income tax provision	(85)	(56)	(401)	(352)
Stock-based compensation cost	19	21	74	86
Equity method investment net earnings	(47)	(44)	(229)	(231)
(Gain) loss on extinguishment of debt	—	6	—	(82)
(Gain) loss on sale of investments / deconsolidation	(15)	(320)	(32)	(322)
Changes in operating assets and liabilities
Accounts receivable, net	392	95	(98)	(40)
Inventories, net	447	216	(81)	292
Accounts payable and accrued liabilities	(389)	345	(219)	87
Distributions from equity method investments	96	10	201	46
Other operating activities, net	229	(198)	42	(357)
Net cash flows provided by (used in) continuing operating activities	1,013	363	2,089	1,571
Net cash flows provided by (used in) discontinued operating activities	27	(231)	424	(1,008)
Net cash flows provided by (used in) operating activities	1,040	132	2,513	563
Investing Activities
Capital expenditures	(131)	(217)	(392)	(519)
Investment in businesses, net of cash acquired	(15)	(17)	(107)	(10,890)
Dispositions of businesses	19	634	27	634
Settlement of derivative contracts, net	(15)	(77)	105	(264)
Other investing activities, net	31	(17)	24	14
Net cash flows provided by (used in) continuing investing activities	(111)	306	(343)	(11,025)
Net cash flows provided by (used in) discontinued investing activities	1	2,783	36	9,000
Net cash flows provided by (used in) investing activities	(110)	3,089	(307)	(2,025)
Financing Activities
(Decrease) increase in short-term borrowings, net	(112)	13	275	50
Issuance of long-term debt	16	826	48	3,412
Repayment of long-term debt	(3)	(815)	(1,212)	(5,345)
Repurchases of common stock	(479)	(1,513)	(2,892)	(1,944)
Dividends paid on common stock	(189)	(156)	(772)	(670)
Dividends paid to non-controlling interest	(20)	(12)	(101)	(84)
Other financing activities, net	—	(15)	(18)	(30)
Net cash flows provided by (used in) continuing financing activities	(787)	(1,672)	(4,672)	(4,611)
Net cash flows provided by (used in) discontinued financing activities	—	(14)	—	(25)
Net cash flows provided by (used in) financing activities	(787)	(1,686)	(4,672)	(4,636)
Effect of foreign exchange rate changes on cash and cash equivalents	13	(85)	76	(103)
Net increase (decrease) in cash and cash equivalents and restricted cash, including cash classified in current assets held for sale	156	1,450	(2,390)	(6,201)
Less: Change in cash balances classified as assets held for sale	25	(284)	25	(320)
Net increase (decrease) in cash and cash equivalents and restricted cash	131	1,734	(2,415)	(5,881)
Cash, cash equivalents and restricted cash, beginning of period	1,426	2,238	3,972	9,853
Cash, cash equivalents and restricted cash, end of period	1,557	3,972	1,557	3,972
Less: restricted cash	2	3	2	3
Cash and cash equivalents, end of period	$1,555	$3,969	$1,555	$3,969

Carrier Global Corporation
Segment Summary

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2025	2024	2025	2024
Segment net sales
Climate Solutions Americas	$1,935	$2,341	$10,470	$10,527
Climate Solutions Europe	1,332	1,252	5,044	4,984
Climate Solutions Asia Pacific, Middle East & Africa	798	874	3,339	3,500
Climate Solutions Transportation	772	681	2,894	3,475
Segment net sales	$4,837	$5,148	$21,747	$22,486

Segment operating profit
Climate Solutions Americas	$168	$435	$2,150	$2,323
Climate Solutions Europe	120	80	444	469
Climate Solutions Asia Pacific, Middle East & Africa	95	95	448	466
Climate Solutions Transportation	112	97	452	485
Segment operating profit	$495	$707	$3,494	$3,743

Segment operating margin
Climate Solutions Americas	8.7%	18.6%	20.5%	22.1%
Climate Solutions Europe	9.0%	6.4%	8.8%	9.4%
Climate Solutions Asia Pacific, Middle East & Africa	11.9%	10.9%	13.4%	13.3%
Climate Solutions Transportation	14.5%	14.2%	15.6%	14.0%

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

Components of Changes in Net Sales

Three Months Ended December 31, 2025 Compared with Three Months Ended December 31, 2024

	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Climate Solutions Americas	(17)%	—%	—%	—%	(17)%
Climate Solutions Europe	(2)%	8%	—%	—%	6%
Climate Solutions Asia Pacific, Middle East & Africa	(9)%	—%	—%	—%	(9)%
Climate Solutions Transportation	10%	3%	—%	—%	13%
Consolidated	(9)%	3%	—%	—%	(6)%

Year Ended December 31, 2025 Compared with Year Ended December 31, 2024

	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Climate Solutions Americas	(1)%	—%	—%	—%	(1)%
Climate Solutions Europe	(3)%	4%	—%	—%	1%
Climate Solutions Asia Pacific, Middle East & Africa	(5)%	—%	—%	—%	(5)%
Climate Solutions Transportation	4%	1%	(22)%	—%	(17)%
Consolidated	(1)%	1%	(3)%	—%	(3)%

Carrier Global Corporation
Reconciliations

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2025	2024	2025	2024
Reconciliation to Earnings before income taxes
Segment operating profit	$495	$707	$3,494	$3,743

Corporate and other	(40)	(29)	(202)	(201)
Restructuring costs	(73)	(11)	(178)	(108)
Amortization of acquired intangibles	(220)	(172)	(856)	(689)
Acquisition step-up amortization	—	(31)	—	(282)
Acquisition/divestiture-related costs	(23)	(8)	(55)	(95)
Viessmann-related hedges	—	—	—	(86)
CCR gain	—	318	7	318
VCS pre-acquisition product replacement cost	(38)	—	(38)	—
Gain on liability adjustment	—	—	—	46
Non-service pension (expense) benefit	(2)	—	(10)	(1)
Interest (expense) income, net	(94)	(81)	(364)	(371)

Earnings before income taxes	$5	$693	$1,798	$2,274

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2025	2024	2025	2024
Reconciliation of Segment operating profit to Adjusted operating profit
Climate Solutions Americas	$168	$435	$2,150	$2,323
Climate Solutions Europe	120	80	444	469
Climate Solutions Asia Pacific, Middle East & Africa	95	95	448	466
Climate Solutions Transportation	112	97	452	485
Segment operating profit	$495	$707	$3,494	$3,743
Corporate and other	(40)	(29)	(202)	(201)
Adjusted operating profit	$455	$678	$3,292	$3,542

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Earnings (Loss), Earnings Per Share, and Effective Tax Rate

	(Unaudited)
	Three Months Ended December 31, 2025				Year Ended December 31, 2025
(In millions, except per share amounts)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$4,837	$—		$4,837	$21,747	$—		$21,747

Operating profit	$101	354	a	$455	$2,172	1,120	a	$3,292
Operating margin	2.1%			9.4%	10.0%			15.1%

Earnings before income taxes	$5	354	a,b	$359	$1,798	1,131	a,b	$2,929
Income tax (expense) benefit	$32	(97)	c	$(65)	$(240)	(356)	c	$(596)
Effective tax rate	(741.2)%			18.1%	13.4%			20.4%

Earnings from continuing operations attributable to common shareowners	$28	$257		$285	$1,455	$775		$2,230

Summary of Adjustments:
Restructuring costs		$73	a			$178	a
Amortization of acquired intangibles		220	a			856	a
Acquisition/divestiture-related costs		23	a			55	a
CCR gain		—	a			(7)	a
VCS pre-acquisition product replacement cost		38	a			38	a
Defined benefit pension settlement		—	b			11	b
Total adjustments		$354				$1,131

Tax effect on adjustments above		$(97)				$(301)
Tax specific adjustments		—				(55)
Total tax adjustments		$(97)	c			$(356)	c

Diluted shares outstanding	846.7			846.7	862.4			862.4

Diluted earnings per share:
Continuing operations	$0.03			$0.34	$1.69			$2.59

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Earnings (Loss), Earnings Per Share, and Effective Tax Rate

	(Unaudited)
	Three Months Ended December 31, 2024				Year Ended December 31, 2024
(In millions, except per share amounts)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$5,148	$—		$5,148	$22,486	$—		$22,486

Operating profit	$774	(96)	a	$678	$2,646	896	a	$3,542
Operating margin	15.0%			13.2%	11.8%			15.8%

Earnings before income taxes	$693	(87)	a,b	$606	$2,274	831	a,b	$3,105
Income tax (expense) benefit	$(723)	627	c	$(96)	$(1,062)	400	c	$(662)
Effective tax rate	104.3%			15.8%	46.7%			21.3%

Earnings from continuing operations attributable to common shareowners	$(48)	$540		$492	$1,108	$1,231		$2,339

Summary of Adjustments:
Restructuring costs		$11	a			$108	a
Amortization of acquired intangibles		172	a			689	a
Acquisition step-up amortization (1)		31	a			282	a
Acquisition/divestiture-related costs		8	a			95	a
CCR gain		(318)	a			(318)	a
Viessmann-related hedges		—	a			86	a
Gain on liability adjustment (2)		—	a			(46)	a
Debt extinguishment (gain)		—	b			(97)	b
Debt prepayment costs		9	b			32	b
Total adjustments		$(87)				$831

Tax effect on adjustments above		$(35)				$(262)
Tax specific adjustments (3)		662				662
Total tax adjustments		$627	c			$400	c

Diluted shares outstanding	903.4			903.4	911.7			911.7

Diluted earnings per share:
Continuing operations	$(0.05)			$0.54	$1.22			$2.56
(1) Amortization of the step-up to fair value of acquired inventory and backlog.
(2) Gain associated with an adjustment to our tax-related liability owed to UTC.
(3) Tax expense associated with the integration of the Viessmann and Carrier legal entity structure.

Free Cash Flow Reconciliation

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2025	2024	2025	2024
Net cash flows provided by operating activities	$1,040	$132	$2,513	$563
Less: Capital expenditures - continuing operations	(131)	(217)	(392)	(519)
Less: Capital expenditures - discontinued operations	—	(4)	—	(14)
Free cash flow	$909	$(89)	$2,121	$30

Net Debt Reconciliation

	(Unaudited)
	As of December 31,
(In millions)	2025	2024
Long-term debt	$11,365	$11,026
Short-term borrowings and current portion of long-term debt	468	1,336
Less: Cash and cash equivalents	1,555	3,969
Net debt	$10,278	$8,393